EXHIBIT 23 (i) (A)



                          INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Puma Energy, Inc.
Dallas, Texas


We consent to the use in the Form SB-2 Registration Statement and Prospectus of Puma Energy, Inc. of our report dated June 12, 2001, accompanying the financial statements of Puma Energy, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/ Hein + Associates LLP
-------------------------

HEIN + ASSOCIATES LLP
Dallas, Texas

January 17, 2002